FOR IMMEDIATE RELEASE

FERRO ANNOUNCES FOURTH QUARTER 2004 UNAUDITED FINANCIAL RESULTS

• Pricing and restructuring initiatives to benefit first quarter

•	Additional corporate-wide restructuring to generate annual savings of approximately $10 million

•	Electronic Materials unit reports first commercial sale of CMP slurry, with potential annual revenue of $30 to $50 million by 2008

CLEVELAND, Ohio – March 14, 2005 – Ferro Corporation (NYSE:FOE) announced today that net sales for the fourth quarter ended December 31, 2004 were $440.5 million. Sales reflect the typical fourth quarter seasonal pattern in most markets while demand for electronic materials continued to be negatively affected by customers’ inventory adjustments. Sales benefited from increased product prices implemented throughout the year to help offset rising raw material costs, and the continued strength of the euro.

For the quarter, the Company announced income from continuing operations of $1.7 million. Profitability was adversely affected by significant increases in raw material costs (although recent price increases are beginning to offset more effectively previous raw material cost increases). The volume decline in the more profitable electronics product lines, coupled with weaker seasonal demand at higher fixed cost European facilities, also negatively affected profitability. Total debt at the end of the quarter was $503 million, a reduction of $5 million in the quarter and a reduction of $28 million for the year.

Softness in the Electronics Market

The Company noted that, following a very strong first eight months of 2004, demand in the electronics market slowed as a result of customers’ inventory corrections, causing a sales decline in the fourth quarter. The Company said it expects the electronics market slowdown to be temporary. Recent order activity in the electronics market suggests that demand should improve from fourth-quarter levels beginning in the second quarter of 2005.

Ferro Fourth Quarter 2004 Earnings

Fourth Quarter Adjustments

During the quarter, the Company recorded a number of adjustments, some favorable, some unfavorable, that had a combined negative pre-tax effect of approximately $6.0 million, and a negative after-tax effect of approximately $3.0 million. Included in this amount were one-time charges for the previously announced restructuring of the Polymer Additives business, the costs of the investigation being conducted by the Audit Committee, and a gain on the sale of a facility. These items negatively impacted pre-tax income by approximately $1.0 million. The Company has also identified a number of other significant adjustments, amounting to approximately $5.0 million pre-tax, that, while not considered to be one-time, affected reported results. The most significant of these were adjustments in the LIFO and FIFO inventory valuations to reflect current costs and production levels.

The Company benefited from several positive adjustments to its tax provision, the largest of which was due to a reduction in a valuation allowance for a deferred tax asset associated with a net operating loss that is expected to be realized. The positive effect of these tax adjustments was approximately $5.9 million.

Actions to Improve Profitability

In response to market conditions, the Company is aggressively increasing prices, managing discretionary spending and taking actions to streamline operations and reduce administrative costs. In the fourth quarter of 2004, the Company restructured the Polymer Additives business to improve the segment’s profitability, incurring a $2.0 million pre-tax charge related primarily to severance costs. This action is expected to generate annual savings of $4 to $5 million beginning in 2005. Polymer Additives’ early results in the first quarter of 2005 provide evidence that the price increases together with the restructuring measures are beginning to show results as the division experienced increased sales and improved margins in the months of January and February 2005.

The Company has implemented additional steps for accelerating the restoration of earnings growth. These steps include price increases, sourcing strategies, administrative cost containment and operational consolidation. In that respect, the Company today is announcing an additional company-wide restructuring program to reduce the Company’s global overhead structure. The Company expects to record a $5 to $6 million pre-tax charge in the first quarter of 2005 for this program, which is expected to result in annual savings of approximately $10 million. The Company will continue to evaluate other potential restructuring actions to further reduce its cost base.

Comment

Hector R. Ortino, chairman and chief executive officer, commented, “2004 was a very challenging year, and we are disappointed with the Company’s fourth quarter 2004 financial performance. Our inability to cover increasing raw material costs with timely pricing initiatives substantially affected our profitability and increased the break-even levels of certain facilities to

Ferro Fourth Quarter 2004 Earnings

unacceptably high levels. In addition, the decline in the electronic materials business toward the end of the year has exacerbated the gross margin contraction.”

“On the plus side, however,” Mr. Ortino noted, “the restructuring of the Polymer Additives business has begun to pay off. The division’s new management team has, in a very short period of time, realigned the business, redirected marketing efforts, increased pricing and reduced the business’s cost base. In other businesses, we are also taking more aggressive pricing action to improve margins. I expect the global restructuring announced today will also contribute to improved profitability across the Company.”

Segment Results – Fourth Quarter 2004

Sales for the Performance Materials segment were $288.1 million for the fourth quarter, while segment income was $9.5 million. Increased pricing and the continued strengthening of the euro favorably impacted revenue. Volumes generally reflected typical seasonal patterns except for the lower volumes in the electronic materials business. Segment income in the quarter was negatively impacted by higher raw material costs, decreased volumes in the electronic materials business and certain of the fourth quarter adjustments previously described.

Sales for the Performance Chemicals segment were $152.4 million for the fourth quarter, while segment income was $1.0 million. The revenue in the quarter reflects the typical seasonal pattern of the underlying markets and increased pricing and the continued strengthening of the euro. Profitability for the segment was adversely impacted by raw material price increases, although the Company has been increasingly successful in offsetting these increases with price increases. Certain of the fourth quarter adjustments previously described also adversely affected segment income.

Outlook

While the fourth-quarter performance was below expectations, preliminary results for the first quarter of 2005 indicate the Company’s actions to restore profitability and drive continued sales growth are gaining traction. Based on January and February results, sales are improving sequentially across the Company’s businesses, with the exception of the Electronic Materials business where we are affected by our customers’ inventory adjustments. The Company expects growth in North America while conditions in the Asia Pacific and Latin America regions are expected to remain strong. Europe is expected to remain sluggish. Consequently, on the whole, the Company expects a significant sequential improvement for the first quarter of 2005 and projects sales of between $445 and $455 million and net income of $1.0 to $3.0 million. Included in this earnings guidance is the previously discussed after-tax restructuring charge of approximately $3.5 million to reduce the global overhead structure. This estimate does not include the cost of the external investigation.

Ferro Fourth Quarter 2004 Earnings

Comment

Commenting on the outlook, Ortino stated, “Despite the reduction in profitability in the fourth quarter, we remain optimistic about the future. We expect the steps we are taking – to increase prices, align operations with market demand, improve manufacturing efficiencies and contain costs – will drive improvement in gross margins and earnings growth. We also anticipate that our strategic growth initiatives will continue to pay off in 2005. For example, during the fourth quarter, the Electronic Material Systems business unit recorded its first sale of a chemical mechanical planarization (CMP) slurry utilized in the commercial production of state-of-the art 65 nanometer integrated circuits on 300-millimeter wafers. The customer, a leading electronic component manufacturer, is using the material to polish the Shallow Trench Isolation (STI) layer of the semiconductor architecture. The long-term potential for this new product is substantial, as we anticipate annual revenue to reach $30 to $50 million by 2008 as the industry adopts our patented technology.

“Our investments in global expansion, such as capacity additions in Asia to supply fine chemicals as well as facilities to better serve the growing solar energy market, are also expected to contribute to sales growth. Overall, the investments we are making in our springboard businesses are beginning to pay off while the actions we are taking to align our operations and reduce our cost structure within the foundation and platform businesses will contribute to significant improvement in profitability and sustainable future earnings growth.”

Investigation and Restatement Update

The independent investigation team engaged by the Audit Committee is nearing completion of the additional procedures and further reviews requested by KPMG, LLP in connection with the previously-reported potentially irregular accounting entries at the Company’s Polymer Additives business and one other smaller business unit within Performance Chemicals. The Company expects to report the final investigation findings in the near future. Upon completion of the financial reporting process and the audit by KPMG, LLP, the Company will file its Form 10-K for the fiscal year ended December 31, 2004, which will contain restated results for the fiscal year ended December 31, 2003.

Conference Call

The Company will host a conference call to discuss unaudited quarterly results and general business outlook today, March 14, at 11:00 a.m. Eastern time. If you wish to participate in the call, dial (800) 857-4842 if calling from the United States or Canada, or dial (312) 470-7170 if calling from outside North America. When prompted, refer to the pass code, FOE, and the conference leader, Tom Gannon. Please call the assigned number approximately 10 minutes before the conference call is scheduled to begin.

A replay of the call will be available from 1:00 p.m. Eastern time on March 14 until 11 p.m. Eastern time on March 21. To access the replay, dial (888) 662-6649 if calling from the United

Ferro Fourth Quarter 2004 Earnings

States or Canada, or dial (402) 220-6415 if calling from outside North America. The call will also be broadcast live over the internet and will be available for replay through the end of the first quarter. The live broadcast and replay can be accessed on the Company’s Web site at http://www.ferro.com/. From the Company’s home page, navigate to the Investor Information page to listen to the call.

Cautionary Note on Forward-Looking Statements

The financial information in this release has not been reviewed by Ferro’s independent auditors, KPMG, LLP, due to the ongoing restatement process relating to calendar year 2003 and the first quarter of 2004. Pending completion of the restatement process, it is possible that additional adjustments of financial results could be identified. In addition, certain statements contained in this press release and in future filings with the Securities and Exchange Commission reflect the Company’s expectations with respect to future performance and may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	The possible outcomes of additional reviews associated with the restatement process and the external financial audit process that could result in additional adjustments of the financial results;

•	Current and future economic conditions in the United States and worldwide, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Changes in customer requirements, markets or industries Ferro serves;

•	Changes in the prices of major raw materials or sources of energy;

•	Escalation in the cost of providing employee health care and pension benefits;

•	Risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect the Company’s businesses and changing social and political conditions in the many countries in which the Company operates;

•	Political or economic instability as a result of acts of war, terrorism or otherwise; and

•	Access to capital, primarily in the United States capital markets, and any restrictions placed on Ferro by current or future financing arrangements.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

About Ferro Corporation

Ferro Corporation is a major international producer of performance materials for industry, including coatings and performance chemicals. The Company has operations in 20 countries and reported sales of $1.8 billion in 2004. For more information on Ferro, visit the Company’s Web site at http://www.ferro.com/ or contact Tom Gannon, 216-875-6205.

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Ferro Fourth Quarter 2004 Earnings

Condensed Consolidated Statements of Income
Ferro Corporation and Subsidiaries
UNAUDITED
Three months ended
(Dollars in Thousands, except per share amounts)	12/31/04
Net Sales	$440,549
Cost of Sales	358,378
Selling, Administrative and General Expenses	77,858

Other Charges (Credits):
Interest Expense	9,132
Net Foreign Currency Loss	75
Other Expense — Net	2,144

Loss from Continuing Operations Before Taxes	(7,038)
Income Tax Benefit	(8,726)

Income from Continuing Operations	1,688
Discontinued Operations
Earnings from Discontinued Operations, Net	0
Loss on Disposal of Discontinued Operations, Net	(166)

(166)
Net Income	1,522
Dividend on Preferred Stock	397

Net Income Available to Common Shareholders	$1,125

Per Common Share Data:
Basic
Income from Continuing Operations	$0.03
Discontinued Operations	0.00

Net Income	$0.03

Diluted
Income from Continuing Operations	$0.03
Discontinued Operations	0.00

Net Income	$0.03

Shares Outstanding:
Average Outstanding	42,096,159
Average Diluted	42,260,333
Actual End of Period	42,138,481

Ferro Fourth Quarter 2004 Earnings

Condensed Consolidated Balance Sheet
Ferro Corporation and Subsidiaries
December 31, 2004
UNAUDITED
(Dollars in Thousands)
ASSETS	2004

Current Assets:
Cash and Cash Equivalents	$14,056
Net Receivables	187,325
Inventories	217,328
Other Current Assets	194,624

Total Current Assets	$613,333
Net Property, Plant & Equipment	586,501
Unamortized Intangible Assets	417,976
Other Assets	139,670

$1,757,480

LIABILITIES {r}

Current Liabilities:
Notes and Loans Payable	$8,725
Accounts Payable, Trade	258,218
Other Current Liabilities	130,519

Total Current Liabilities	$397,462
Long — Term Debt	490,155
Other Liabilities	326,168
Shareholders’ Equity	543,695

$1,757,480

Ferro Fourth Quarter 2004 Earnings

Segment Data
Ferro Corporation and Subsidiaries
UNAUDITED
(Dollars in Thousands)	Three months ended 12/31/04
Segment Sales
Performance Materials	$288,138
Performance Chemicals	152,411

Total	$440,549
Segment Income
Performance Materials	$9,477
Performance Chemicals	979

Total	$10,456
Geographic Sales
United States	$212,204
International	228,345

Total	$440,549